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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23375 and 333-23379) of Getty Petroleum Marketing Inc. of our report dated March 9, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
New York, New York
March 9, 2000